UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2011

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center
Beverly, Massachusetts 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2011, Atlantic Tele-Network, Inc. (the “Company”) announced that Mr. Thomas Cunningham resigned from its Board of Directors to pursue a business relationship with a small, wholly-owned subsidiary of the Company. On that date, the Company sent a letter to The NASDAQ Stock Market (“NASDAQ”) notifying it that, as a result, the Company does not comply with NASDAQ Rule 5605(b)(1), which requires that a majority of the members of the Company’s Board of Directors be “independent directors,” as defined in the NASDAQ rules. Mr. Cunningham did not sit on either of the Company’s Audit or Compensation Committees, which remain composed entirely of independent directors.

As anticipated, on September 8, 2011, the Company received a notice from NASDAQ that, as described above, the Company is not in compliance with Rule 5605(b).  Under Rule 5605(b)(1)(A), the Company has until the earlier of the Company’s 2012 Annual Meeting of Stockholders or September 4, 2012  to regain compliance.  The Company is currently seeking a suitable candidate to be elected or appointed to its Board of Directors, and expects to regain compliance with Rule 5605(b)(1) before the expiration of such cure period.  The NASDAQ notice has no effect on the listing of the Company’s common stock at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: September 9, 2011